Consent of Deloitte & Touche LLP,
             InterWest's Former Independent Auditors
                          Exhibit 23.4

Independent Auditor's Consent

Board of Directors
InterWest Bancorp, Inc.
Oak Harbor, Washington

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of InterWest Bancorp, Inc. on Form S-4 of our report dated October 28, 1994, for Interwest Savings Bank and Subsidiaries, incorporated by reference in the Annual Report on Form 10-K of InterWest Bancorp, Inc. for the year ended September 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
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April 25, 1996
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